Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FelCor Lodging Trust Incorporated of our report dated February 28, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FelCor Lodging Trust Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
May 19, 2014